FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ----------------------

           FLAHERTY & CRUMRINE/CLAYMORE TOTAL RETURN FUND INCORPORATED
             (Exact name of registrant as specified in its charter)

               Maryland                                  ____________
(State of incorporation or organization)       (IRS Employer Identification No.)

                      c/o Flaherty & Crumrine Incorporated
                      301 E. Colorado Boulevard, Suite 720
                           Pasadena, California 91101
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:        Name of each exchange on which
                                                class is to be registered:
Common Stock, par value $0.01 per share         New York Stock Exchange, Inc.
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-106393

Securities to be registered pursuant to Section 12(g) of the Act: None


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1  Description of Registrant's Securities to be Registered.
        -------------------------------------------------------

     A description of the common stock, par value $.01 per share (the "Common Stock"), of the registrant to be registered hereunder is set forth in the section entitled "Description of Capital Stock" of the Prospectus that has been filed with the Securities and Exchange Commission ("SEC") in connection with the registrant's Registration Statement on Form N-2 (File No. 333-106393) as filed on June 23, 2003, as amended by Pre-effective Amendment No. 1 filed on July 25, 2003, which description is incorporated herein by reference as filed with the SEC. Such Registration Statement may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2  Exhibits.
        --------

     Pursuant to the instructions as to exhibits, no exhibits are filed herewith or incorporated by reference.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                FLAHERTY & CRUMRINE/CLAYMORE TOTAL RETURN
                                FUND INCORPORATED
                                Date: August 8, 2003

                                By:  /s/ Peter C. Stimes
                                     ----------------------
                                     Name: Peter C. Stimes
                                     Title:  Vice President


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